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                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

            Filed by the Registrant [X]

            Filed by a Party other than the Registrant [ ]

            Check the appropriate box:

            [ ] Preliminary Proxy Statement

            [ ] Confidential, for Use of the Commission Only (as permitted by
                 Rule 14a-6(e)(2))

            [ ] Definitive Proxy Statement

            [ ] Definitive Additional Materials

            [X] Soliciting Material under Rule 14a-12


                                        LEXENT INC.
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                      (Name of Registrant as Specified In Its Charter)


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      Name of Person(s) Filing Consent Statement, if other than the Registrant)

            Payment of Filing Fee (Check the appropriate box):

            [X] No fee required.

            [ ] Fee computed on table below per Exchange Act Rules
                14a-6(i)(4) and 0-11.

                (1) Title of each class of securities to which transaction applies:

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                (2) Aggregate number of securities to which transaction applies:

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                (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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                (4) Proposed maximum aggregate value of transaction:

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                (5) Total fee paid:

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            [ ] Fee paid previously with preliminary materials.

            [ ] Check box if any part of the fee is offset as provided by
                Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                (1) Amount Previously Paid:

                    ------------------------------------------------
                (2) Form, Schedule or Registration Statement No.:

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                (3) Filing Party:

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                (4) Date Filed:

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                                PRESS RELEASE


For Immediate Release

Contact:
Susan Burns
Citigate Sard Verbinnen
212-687-8080
sburns@sardverb.com

         LEXENT INC. SIGNS DEFINITIVE MERGER AGREEMENT WITH CORPORATION
                           OWNED BY MANAGEMENT GROUP

NEW YORK, July 10, 2003 - Lexent Inc. (OTCBB: LXNT), today announced that it has entered into a definitive merger agreement with a newly formed entity owned by members of Lexent's management, including Hugh J. O'Kane, Jr., Chairman of the Board of Lexent, and Kevin M. O'Kane, Chief Executive Officer and Vice Chairman of the Board of Lexent (the "Buying Group").

Pursuant to the merger, holders of all of the outstanding shares of common stock of Lexent (other than shares of Lexent common stock owned by the acquirer) will receive $1.50 per share in cash, an increase of $.25 or 20% of the initial offer of $1.25 per share and an increase of 65% over the closing price of $.91 on February 14, 2003, the date Lexent announced the Buying Group's initial offer of $1.25 per share.

The transaction was approved by Lexent's Board of Directors. Rodman & Renshaw, Inc., a New York based investment banking firm, served as financial advisor to Lexent and provided its opinion to Lexent's Board of Directors that the consideration to be paid in the merger is fair, from a financial point of view, to the stockholders of Lexent (excluding the stockholders included in the Buying Group).

The merger agreement contains customary fiduciary termination rights. The closing of the merger is subject to various conditions, including the negotiation and execution of a definitive settlement agreement with respect to the lawsuits consolidated under the caption In Re Lexent Inc. Shareholder Litigation currently pending in the Court of Chancery of the State of Delaware, approval of the transaction by stockholders of the Company representing a majority of the shares of common stock voting on the transaction (other than shares owned by the Buying Group), regulatory approvals, absence of any pending or threatened litigation related to the transaction and other customary conditions to closing. Subject to these conditions, Lexent expects to complete the merger transaction in the third quarter of 2003. Notwithstanding, there can be no assurance that the conditions will be met and the transaction will be consummated in the third quarter 2003 or at all.

Stockholder approval will be solicited by the Company by means of a proxy statement, which will be mailed to stockholders upon the completion of the required Securities and Exchange Commission ("SEC") filing and review process. It is expected that the stockholders will be asked to vote on the merger agreement at a meeting to be held in the third quarter of 2003, with the exact timing dependent on the completion and review of the necessary filings by the SEC.

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As a result of the merger, Lexent will become a privately-held company.
Accordingly, upon closing, the registration of Lexent's common stock under the Securities Exchange Act of 1934 will terminate and Lexent will cease filing reports with the SEC.

This announcement is neither a solicitation of a proxy, an offer to purchase nor an offer to sell shares of Lexent. Lexent intends to file and deliver all forms, proxy statements, notices and documents required under federal and state law with respect to the merger, including a proxy statement filed with the SEC. Upon completion of the SEC's review of the preliminary proxy materials to be filed by Lexent with the SEC, Lexent will call a special meeting of stockholders to vote on the merger and will mail to its stockholders definitive proxy materials. Stockholders are advised to read Lexent's definitive proxy materials before making any decisions regarding the merger because the definitive proxy materials will contain important information regarding the merger. Stockholders may obtain free copies of the proxy materials (when available) and other documents filed by Lexent and the acquirer with the SEC at the SEC's web site at www.sec.gov. The proxy statement and such other documents relating to Lexent may also be obtained for free by contacting Lexent's principal executive offices, Three New York Plaza, New York, New York 10004, Telephone Number: (212) 981-0700.

Lexent, its directors, executive officers and certain employees and members of management, including Hugh J. O'Kane, Jr. and Kevin M. O'Kane, may be considered participants in the solicitation of proxies from Lexent's stockholders in connection with the transaction. These individuals may have interests in the proposed transaction which may differ from or may be in addition to those of Lexent's stockholders generally. Information regarding such persons and their interests in Lexent is contained in Lexent's proxy statements and annual reports on Form 10-K filed with the SEC and are available from the SEC's website or from Lexent as described above. Additional information regarding those persons and their interests in the transaction will be contained in the proxy materials relating to the proposed transaction when they become available.

About Lexent Inc.

Leveraging more than fifty years of experience, Lexent (OTCBB: LXNT) is an infrastructure services company that designs, deploys and maintains fiber optic, electrical and life safety systems for telecommunications carriers and enterprise organizations in some of the largest national metropolitan markets. Supporting the above offerings, Lexent provides a full spectrum of project management and specialized maintenance services to utility, telecommunications, real estate, government and large enterprise customers. The Company has offices in New York, Washington D.C, Long Island, and the states of New Jersey and Florida. For news releases and additional information on the Company, see Lexent's web site at http://www.lexent.net.

Forward-Looking Statements:

Except for historical information contained herein, the matters set forth in this press release are "forward looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements may be identified by the use of words such as "believes", "anticipates", "expects", "intends", and other similar expressions. These statements are subject to risks and uncertainties that could cause actual results to differ materially from




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those anticipated. For example, the merger may not close as a result of closing conditions not being satisfied or waived. Other risks are more fully outlined in Lexent's registration statement on Form S-1 and other SEC filings, including that the consummation of the transaction is subject to various conditions as set forth herein.